UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2024

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 328-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2024, Talos Energy Inc. (the “Company”) announced that Timothy S. Duncan departed his role as President and Chief Executive Officer of the Company, effective as of August 29, 2024. The termination of Mr. Duncan’s employment is without “Cause” within the meaning of the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Severance Plan”).

The Company expects that, consistent with the requirements of the Severance Plan, it will enter into a separation and release agreement with Mr. Duncan. Upon the entry by the Company into such agreement or any other material compensatory or other arrangements with Mr. Duncan, the material terms of such agreement or arrangement will be disclosed on a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

The Company also announced that Joseph A. Mills, a member of the Company’s Board of Directors (the “Board”), will serve as Interim Chief Executive Officer and President, effective as of August 29, 2024. The Board is working to identify a permanent Chief Executive Officer and has retained a nationally recognized executive search firm to assist in the process.

Mr. Mills, age 64, has over 42 years of experience in all facets of the oil and gas energy business. Mr. Mills currently serves as a member of the Board and several other private E&P companies. In addition, Mr. Mills serves as the Chief Executive Officer of Samson Resources II, LLC, a position he has held since March 2017. Prior to joining Samson Resources, Mr. Mills served in various roles, including Chairman and Chief Executive Officer positions for several public and private oil and gas companies, including Eagle Rock Energy G&P, LLC and Roan Resources Company. He also served in director and executive officer positions at several other industry related companies, including Sonat Exploration, Black Stone Minerals and Montierra Minerals & Production, LP. Mr. Mills received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and a Master of Business Administration degree in Finance from the University of Houston. Mr. Mills does not have any family relationships with any of the Company’s executive officers or directors. Mr. Mills is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At the time of the filing of this Current Report on Form 8-K, the Company has not finalized a compensatory arrangement with Mr. Mills in connection with his appointment as Interim Chief Executive Officer. Upon the entry by the Company into any such material compensatory or other arrangements with Mr. Mills, the material terms of such agreement or arrangement will be disclosed on a Form 8-K and filed by the Company with the SEC.

Item 7.01	Regulation FD Disclosure

On August 30, 2024, the Company issued a press release announcing the Chief Executive Officer transition and reaffirms its third quarter 2024 production guidance and operational and financial guidance for the full year 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2024

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name: William S. Moss III
Title: Executive Vice President, General Counsel and Secretary